EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Analysts and Institutional Investors:	Shareholder Services:
James A. Fleming
EVP - Chief Financial Officer	T 855-347-0042 (toll free)
T 404-465-2200	F 816-701-7629
E shareholders@columbiapropertytrust.com

Tripp Sullivan
Corporate Communications, Inc.
T 615-324-7335
E tripp.sullivan@cci-ir.com

Columbia Property Trust Reports First Quarter 2014 Results
ATLANTA--May 8, 2014--Columbia Property Trust, Inc. (the “Company”) (NYSE: CXP) reported financial results today for the first quarter March 31, 2014.
Highlights:

•
For the first quarter of 2014, compared with the prior-year period, Normalized Funds from Operations (FFO) per diluted share increased 6% to $0.51, Adjusted Funds from Operations (AFFO) per diluted share decreased 8% to $0.33, and Net Income Attributable to Common Shareholders per diluted share increased to $0.03 from a prior-year loss

•	Completed 460,000 square feet of new and renewal leasing

•	Executed growth strategy with acquisition of 221 Main Street in San Francisco for $228.8 million

•	Raising the lower end of 2014 Normalized FFO guidance range
"We continued to make significant progress in the first quarter, advancing our key objectives of adding growth opportunities to the portfolio and executing key leases," noted Nelson Mills, President, CEO and Director of Columbia Property Trust. “The better-than-expected Normalized FFO growth reflects our solid portfolio and clearly sets the tone for a strong year in 2014. Our acquisition of 221 Main Street and recent leasing results enable an increase in the NOI target as well as the lower end of Normalized FFO guidance. We will continue to build on this success as we pursue new value-creation opportunities, potentially funded with non-core dispositions later in the year."
Acquisition Activity:

•
In April, we closed on the purchase of 221 Main Street, a 387,943-square-foot Class-A office tower in San Francisco for $228.8 million. Located in San Francisco’s South Financial District, the property is currently 81%

occupied with in-place rents well below market. The acquisition offers us the opportunity to substantially increase Net Operating Income (NOI) from this property by utilizing our leasing expertise.
Capital Markets Activity:

•
In connection with the acquisition of 221 Main Street, we assumed a $73.0 million interest-only loan secured by the property that matures in May 2017 and bears interest at 3.95%. The loan becomes only our ninth secured mortgage in the portfolio with over 69% of our portfolio remaining unencumbered (based on Gross Real Estate Assets).

Portfolio Highlights:

•
During the first quarter, we entered into leases for approximately 460,000 rentable square feet of office space (the majority related to renewal leasing) with an average lease term of approximately 13.7 years. Our first quarter leasing activity was primarily related to the renewal and extension lease with T. Rowe Price Associates for 424,877 square feet at our 100 East Pratt property in Baltimore.

•	As of March 31, 2014, our portfolio of 59 office properties was 92.4% leased and 91.5% occupied compared with 93.3% leased and 92.5% occupied as of March 31, 2013.

•
Primarily due to the T. Rowe Price Associates lease mentioned above, we achieved a 98.8% tenant retention ratio with positive net absorption of approximately 18,000 square feet. For leases executed during the quarter, we experienced a 20.1% decrease in rental rates on a cash basis and a 5.3% decrease in rental rates on a GAAP basis.

Financial Results:
Net Income Attributable to Common Stockholders was $3.4 million, or $0.03 per diluted share, for the first quarter of 2014 compared with a Net Loss Attributable to Common Stockholders of $22.6 million, or $0.17 per diluted share, for the first quarter of 2013.
FFO was $63.1 million, or $0.51 per diluted share, for the first quarter of 2014 compared with $36.8 million, or $0.27 per diluted share, in the prior-year period.
Normalized FFO was $63.1 million, or $0.51 per diluted share, for the first quarter of 2014 compared with $66.0 million, or $0.48 per diluted share, in the prior-year period.
AFFO was $41.3 million, or $0.33 per diluted share, for the first quarter of 2014 compared with $48.6 million, or $0.36 per diluted share, in the prior-year period.
NOI for the first quarter of 2014 decreased 12.5% on a GAAP basis and decreased 8.1% on a cash basis compared with the prior-year period, primarily due to the sale of 18 properties in November 2013. Same Store NOI for the first quarter of 2014 decreased 0.7% compared with the prior-year period on a GAAP basis and increased 1.7% on a cash basis.
Distributions:
For the first quarter of 2014, the Company paid a dividend of $0.30 per share, or an annualized rate of $1.20 per share. The dividend was paid on March 18, 2014 to stockholders of record as of March 3, 2014.
Guidance for 2014:
Based on favorable cash NOI, recent leasing activity, and a recent acquisition, the Company is raising the lower end of its previous guidance for 2014. For the year ending December 31, 2014, the Company now expects to report Normalized FFO in the range of $1.92 to $1.98 per diluted share and Net Income Available to Common Stockholders in the range of $0.49 to $0.51 per diluted share.

A reconciliation of projected Net Income Available to Common Stockholders per diluted share to Normalized FFO per diluted share is provided as follows:

	Full Year
	2014 Range
	Low	High
Net income available to common stockholders	$0.49	$0.51
Plus: Real estate depreciation & amortization	1.43	1.47
Total Normalized FFO	$1.92	$1.98
The Company’s updated guidance for 2014 is based on the following assumptions for the Company’s portfolio. This guidance excludes the impact of the GAAP treatment of gain or loss on interest rate swaps.

•	Leased percentage at year end 2014 of 92.0% to 94.0%

•	Same Store Cash NOI growth of 2.0% to 4.0%

•	GAAP straight-lined rental income of $8 million to $10 million

•	G&A of $32 million to $34 million, excluding any unusual or one-time items

•	Acquisitions of $250 million to $350 million (of which $229 million has been completed)

•	Dispositions of $250 million to $350 million

•	Weighted average diluted share count of 125.0 million
These estimates reflect management's view of current market conditions and incorporate certain economic and operational assumptions and projections. This annual guidance includes the continued repositioning of the portfolio based on the above assumptions. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash basis and an accrual basis due to lease commencements and expirations, the timing of repairs and maintenance, capital expenditures, capital markets activities and one-time revenue or expense events. In addition, the Company's guidance is based on information available to management as of the date of this release.
Investor Conference Call and Webcast:
The Company will host a conference call and live audio webcast, both open for the general public to hear, on Friday, May 9, 2014, at 10:00 a.m. ET to discuss quarterly financial results, business highlights and provide a Company update. The number to call for this interactive teleconference is (212) 231-2910. A replay of the conference call will be available through May 16, 2014, by dialing (800) 633-8284 or (402) 977-9140 and entering the confirmation number, 21713340.
The live audio webcast of the Company’s quarterly conference call will be available online in the Investor Relations section of the Company’s website at www.ColumbiaPropertyTrust.com. The online replay will be available in the Investor Relations section of the Company’s website shortly after the call and archived for approximately twelve months following the call.
About Columbia Property Trust
One of the nation’s largest office REITs, Columbia Property Trust invests in high-quality commercial office properties in primary markets nationwide and has achieved an investment-grade rating from both Moody's and Standard & Poor’s rating services. Columbia Property Trust's portfolio consists of 44 properties, which include 60 operational buildings, comprising approximately 17.2 million square feet located in 13 states and the District of Columbia. For information about Columbia Property Trust, visit www.ColumbiaPropertyTrust.com.
Non-GAAP Supplemental Financial Measure Definitions:
The following non-GAAP Supplemental Financial Measures include earnings (or components of earnings), as defined, from both continuing operations and discontinued operations as presented in the accompanying consolidated statements of operations.
Funds from Operations - Funds from operations (“FFO”) is a non-GAAP measure used by many investors and analysts that follow the real estate industry to measure the performance of an equity REIT. We consider FFO a useful measure of our performance because it principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assume that the value of real estate diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful supplemental measure of our performance. We believe that the use of FFO, combined with the required GAAP presentations, is beneficial in improving our investors' understanding of our operating results and allowing for comparisons among other companies who define FFO as we do.
FFO, as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), represents net income (computed in accordance with GAAP), excluding gain on disposition of discontinued operations, impairment loss on real estate assets, plus depreciation of real estate assets and amortization of lease-related costs. We compute FFO in accordance with NAREIT's definition, which may differ from the methodology for calculating FFO, or similarly titled measures, used by other companies and this may not be comparable to those presentations.
FFO does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions. Our presentation of FFO should not be considered as an alternative to net income.
Normalized FFO - We calculate Normalized FFO by starting with FFO, as defined by NAREIT, and adjusting for (i) consulting and transition services fees, (ii) real estate acquisition-related costs, (iii) listing costs, and (iv) loss on early extinguishment of debt. Such items create significant earnings volatility. We believe Normalized FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Normalized FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs' equivalent to Normalized FFO.
Adjusted Funds from Operations - AFFO is calculated by adjusting Normalized FFO to exclude (i) additional amortization of lease assets (liabilities), (ii) straight-line rental income, (iii) gain (loss) on interest rate swaps, (iv) and non-incremental capital expenditures, and adding back (v) stock based compensation and (vi) non-cash interest expense. Because AFFO adjusts for income and expenses that we believe are not reflective of the sustainability of our ongoing operating performance, we believe AFFO provides useful supplemental information. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.
EBITDA - EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is a reasonable measure of our liquidity. EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.
Adjusted EBITDA - Adjusted EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, consulting and transition services fees, real estate acquisition-related costs, discontinued operations adjustments, or other extraordinary items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe adjusted EBITDA is a reasonable measure of our liquidity. Adjusted EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
Cash Net Operating Income (Cash NOI): Cash NOI is defined as Adjusted EBITDA with the add-back of (i) asset management fees, (ii) portfolio general and administrative expense, (iii) interest rate swap valuation adjustments, (iv) interest expense associated with interest rates swaps, (v) cash lease termination income, (vi) amortization of deferred maintenance, (vii) straight line rent, (viii) net effect of above/(below) market amortization, (ix) GAAP lease termination expense (x) discontinued operations adjustments. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. Cash NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.
GAAP Net Operating Income (GAAP NOI): GAAP NOI is defined as Adjusted EBITDA with the add-back of (i) asset management fees, (ii) portfolio general and administrative expense, (iii) interest rate swap valuation adjustments, (iv) interest expense associated with interest rates swaps, (v) GAAP lease termination income, (vi) discontinued operations adjustments. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. GAAP NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.
Forward-Looking Statements:
Certain statements contained in this press release other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such statements include, in particular, statements about our plans, strategies, guidance, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We make no representations or warranties (express or implied) about the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual conditions, our ability to accurately anticipate results expressed in such forward-looking statements, including our ability to generate positive cash flow from operations, make distributions to stockholders, and maintain the value of our real estate properties, may be significantly hindered. See Item 1A in the Company's most recently filed Annual Report on Form 10-K for the year ended December 31, 2013 for a discussion of some of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements. The risk factors described in our Annual Report are not the only ones we face, but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also harm our business.

COLUMBIA PROPERTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)

	(Unaudited)
	Three months ended March 31,
	2014	2013
Revenues:
Rental income	$100,567	$101,306
Tenant reimbursements	23,733	22,244
Hotel income	4,061	4,954
Other property income	807	288
	129,168	128,792
Expenses:
Property operating costs	38,980	37,584
Hotel operating costs	4,141	4,261
Asset and property management fees:
Related-party	—	4,693
Other	289	613
Depreciation	27,304	26,710
Amortization	18,521	19,902
Impairment loss on real estate assets	13,550	—
General and administrative	6,946	36,819
	109,731	130,582
Real estate operating income (loss)	19,437	(1,790)
Other income (expense):
Interest expense	(17,910)	(26,134)
Interest and other income	1,810	9,111
Gain (loss) on interest rate swaps	(230)	57
	(16,330)	(16,966)
Income (loss) before income tax benefit	3,107	(18,756)
Income tax benefit	344	101
Income (loss) from continuing operations	3,451	(18,655)
Discontinued operations:
Operating income (loss) from discontinued operations	277	(13,967)
Gain (loss) on disposition of discontinued operations	(328)	10,014
Loss from discontinued operations	(51)	(3,953)
Net income (loss)	$3,400	$(22,608)
Per-share information – basic:
Income (loss) from continuing operations	$0.03	$(0.14)
Income (loss) from discontinued operations	$0.00	$(0.03)
Net income (loss)	$0.03	$(0.17)
Weighted-average common shares outstanding – basic	124,851	136,521
Per-share information – diluted:
Income (loss) from continuing operations	$0.03	$(0.14)
Income (loss) from discontinued operations	$0.00	$(0.03)
Net income (loss)	$0.03	$(0.17)
Weighted-average common shares outstanding – diluted	124,887	136,521
Dividends per share	$0.300	$0.380

COLUMBIA PROPERTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per-share amounts)

	(Unaudited)
	March 31, 2014	December 31, 2013
Assets:
Real estate assets, at cost:
Land	$703,552	$706,938
Buildings and improvements, less accumulated depreciation of $631,773 and $604,497, as of March 31, 2014 and December 31, 2013, respectively	2,943,522	2,976,287
Intangible lease assets, less accumulated amortization of $307,524 and $298,975, as of March 31, 2014 and December 31, 2013, respectively	271,273	281,220
Construction in progress	10,480	7,949
Total real estate assets	3,928,827	3,972,394
Cash and cash equivalents	86,243	99,855
Tenant receivables, net of allowance for doubtful accounts of $52 as of December 31, 2013	8,140	7,414
Straight line rent receivable	116,343	113,592
Prepaid expenses and other assets	39,969	32,423
Deferred financing costs, less accumulated amortization of $12,578 and $11,938, as of March 31, 2014 and December 31, 2013, respectively	9,588	10,388
Intangible lease origination costs, less accumulated amortization of $219,623 and $216,598, as of March 31, 2014 and December 31, 2013, respectively	140,457	148,889
Deferred lease costs, less accumulated amortization of $30,116 and $27,375, as of March 31, 2014 and December 31, 2013, respectively	98,563	87,527
Investment in development authority bonds	120,000	120,000
Total assets	$4,548,130	$4,592,482
Liabilities:
Line of credit and notes payable	$1,239,452	$1,240,249
Bonds payable, net of discount of $1,007 and $1,070, as of March 31, 2014 and December 31, 2013, respectively	248,993	248,930
Accounts payable, accrued expenses, and accrued capital expenditures	90,096	99,678
Deferred income	24,628	21,938
Intangible lease liabilities, less accumulated amortization of $79,502 and $76,500, as of March 31, 2014 and December 31, 2013, respectively	70,783	73,864
Obligations under capital leases	120,000	120,000
Total liabilities	1,793,952	1,804,659
Commitments and Contingencies	—	—
Equity:
Common stock, $0.01 par value, 900,000,000 shares authorized, 124,964,454 and 124,830,122 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	1,249	1,248
Additional paid-in capital	4,600,355	4,600,166
Cumulative distributions in excess of earnings	(1,844,373)	(1,810,284)
Other comprehensive loss	(3,053)	(3,307)
Total equity	2,754,178	2,787,823
Total liabilities and equity	$4,548,130	$4,592,482

COLUMBIA PROPERTY TRUST, INC.
FUNDS FROM OPERATIONS, NORMALIZED FUNDS FROM OPERATIONS
AND ADJUSTED FUNDS FROM OPERATIONS
(in thousands, except per-share amounts, unaudited)

	Three months ended March 31,
	2014	2013
Reconciliation of Net Income (Loss) to Funds From Operations, Normalized Funds From Operations and Adjusted Funds From Operations:
Net income (loss)	$3,400	$(22,608)
Adjustments:
Depreciation of real estate assets(1)	27,304	30,627
Amortization of lease-related costs(1)	18,521	21,947
Impairment loss on real estate assets(1)	13,550	16,867
Gain on disposition of discontinued operations	328	(10,014)
Funds From Operations adjustments	59,703	59,427
Funds From Operations	$63,103	$36,819
Consulting and transition services fees(2)	—	29,187
Normalized FFO	$63,103	$66,006
Other income (expenses) included in net income (loss), which do not correlate with our operations:
Additional amortization of lease assets (liabilities)(3)	(276)	(618)
Straight-line rental income(1)	(2,356)	(6,593)
Gain on interest rate swaps	(1,097)	(1,678)
Stock-based compensation expense(4)	507	—
Non-cash interest expense(5)	736	858
Total other non-cash adjustments	(2,486)	(8,031)
Non-incremental capital expenditures(6)	(19,344)	(9,362)
Adjusted FFO	$41,273	$48,613
Weighted-average shares outstanding - basic	124,851	136,521
Per-share information - basic
FFO per share	$0.51	$0.27
Normalized FFO per share	$0.51	$0.48
Adjusted FFO per share	$0.33	$0.36
Weighted-average shares outstanding - diluted	124,887	136,521
Per-share information - diluted
FFO per share	$0.51	$0.27
Normalized FFO per share	$0.51	$0.48
Adjusted FFO per share	$0.33	$0.36

(1)	Includes amounts attributable to consolidated properties, including discontinued operations.

(2)
Includes nonrecurring fees incurred under the consulting and transition services agreements. See Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and Annual Report on Form 10-K for the year ended December 31, 2012 for a description of these fees.

(3)
GAAP implicitly assumes that the value of intangible lease assets (liabilities) diminishes predictably over time and, thus, requires these charges to be recognized ratably over the respective lease terms. Such intangible lease assets (liabilities) arise from the allocation of acquisition price related to direct costs associated with obtaining a new tenant, the value of opportunity costs associated with lost rentals, the value of tenant relationships, and the value of effective rental rates of in-place leases that are above or below market rates of comparable leases at the time of acquisition. Like real estate values, market lease rates in aggregate have historically risen or fallen with local market conditions.

(4)	This item represents the noncash impact of compensation expense related to stock grants under our 2013 Long-Term Incentive Plan.

(5)
This item represents amortization of financing costs paid in connection with executing our debt instruments, and the accretion of premiums (and amortization of discounts) on certain of our debt instruments. GAAP requires these items to be recognized over the remaining term of the respective debt instrument, which may not correlate with the ongoing operations of our real estate portfolio.

(6)
Non-Incremental Capital Expenditures are defined as capital expenditures related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets’ income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure.

COLUMBIA PROPERTY TRUST, INC.
NET OPERATING INCOME AND SAME STORE NET OPERATING INCOME - GAAP BASIS
(in thousands, unaudited)

	Three months ended March 31,
	2014	2013
Reconciliation of Net Income (Loss) to Net Operating Income and Same Store Net Operating Income:
Net income (loss)	$3,400	$(22,608)
Net interest expense	17,910	26,134
Interest income from development authority bonds	(1,800)	(9,107)
Income tax benefit	(344)	(101)
Depreciation	27,304	26,710
Amortization	18,521	19,902
EBITDA	$64,991	$40,930
Impairment loss	13,550	—
Consulting and transition services fees(1)	—	29,187
Discontinued operations adjustment	328	13,945
Adjusted EBITDA	$78,869	$84,062
Asset management fees(2)	—	5,083
General and administrative	6,946	7,632
Interest rate swap valuation adjustment	(1,097)	(1,678)
Interest expense associated with interest rate swaps	1,327	1,621
Lease termination income - GAAP(3)	(447)	—
NOI - GAAP basis from discontinued operations adjustments	142	1,292
Net Operating Income - GAAP Basis	$85,740	$98,012
Net Operating Income from:
Acquisitions(4)	—	—
Dispositions(5)	(295)	(11,925)
Same Store NOI - GAAP Basis	$85,445	$86,087

(1)
Includes nonrecurring fees incurred under the consulting and transition services agreements, which were terminated effective December 31, 2013. See Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and Annual Report on Form 10-K for the year ended December 31, 2012 for a description of these fees.

(2)	Includes amounts attributable to consolidated properties, including discontinued operations.

(3)	Includes adjustments for straight line-rent related to lease terminations.

(4)	There were no acquisitions during the periods presented, so the operating activity for all properties, other than those we have sold, is included in the same store amounts.

(5)
Dispositions include: 2000 Park Lane, Lakepointes 3/5, Tampa Commons, Baldwin Point, 180 E 100 South, Edgewater, 11950 Corporate Blvd, One West Fourth, Dvintsev Business Center B, 2500 Windy Ridge Parkway, 4200 Wildwood Parkway, 4100-4300 Wildwood Parkway, 120 Eagle Rock, 919 Hidden Ridge, 4300 Centreway Place, One Century Place, Sterling Commerce Center, Chase Center Building, 4241 Irwin Simpson, 8990 Duke Road, 11200 West Parkland Avenue, College Park Plaza, 1200 Morris Drive, 13655 Riverport Drive, 15815 & 16201 25th Avenue West, and 333 & 777 Republic Drive.

COLUMBIA PROPERTY TRUST, INC.
NET OPERATING INCOME AND SAME STORE NET OPERATING INCOME - CASH BASIS
(in thousands, unaudited)

	Three months ended March 31,
	2014	2013
Reconciliation of Net Income to Net Operating Income and Same Store Net Operating Income:
Net income (loss)	$3,400	$(22,608)
Net interest expense	17,910	26,134
Interest income from development authority bonds	(1,800)	(9,107)
Income tax benefit	(344)	(101)
Depreciation	27,304	26,710
Amortization	18,521	19,902
EBITDA	$64,991	$40,930
Impairment loss	13,550	—
Consulting and transition services fees(1)	—	29,187
Discontinued operations adjustments	328	13,945
Adjusted EBITDA	$78,869	$84,062
Asset management fees(2)	—	5,083
General and administrative	6,946	7,632
Interest rate swap valuation adjustment	(1,097)	(1,678)
Interest expense associated with interest rate swaps	1,327	1,621
Lease termination income - Cash(3)	(181)	—
Amortization of deferred maintenance	125	47
Straight-line rent(2)	(2,356)	(6,593)
Net effect of above/(below) market amortization(2)	(402)	(466)
Lease termination expense - GAAP(4)	—	—
NOI - Cash basis from discontinued operations adjustments	18	835
Net Operating Income - Cash Basis	$83,249	$90,543
Net Operating Income from:
Acquisitions(5)	—	—
Dispositions(6)	(295)	(8,991)
Same Store NOI - Cash Basis	$82,954	$81,552

(1)
Includes nonrecurring fees incurred under the consulting and transition services agreements, which were terminated effective December 31, 2013. See Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and Annual Report on Form 10-K for the year ended December 31, 2012 for a description of these fees.

(2)	Includes amounts attributable to consolidated properties, including discontinued operations.

(3)	Excludes adjustments for straight line-rent related to lease terminations.

(4)	Includes adjustments for straight line-rent related to lease terminations.

(5)	There were no acquisitions during the periods presented, so the operating activity for all properties, other than those we have sold, is included in the same store amounts.

(6)
Dispositions include: 2000 Park Lane, Lakepointes 3/5, Tampa Commons, Baldwin Point, 180 E 100 South, Edgewater, 11950 Corporate Blvd, One West Fourth, Dvintsev Business Center B, 2500 Windy Ridge Parkway, 4200 Wildwood Parkway, 4100-4300 Wildwood Parkway, 120 Eagle Rock, 919 Hidden Ridge, 4300 Centreway Place, One Century Place, Sterling Commerce Center, Chase Center Building, 4241 Irwin Simpson, 8990 Duke Road, 11200 West Parkland Avenue, College Park Plaza, 1200 Morris Drive, 13655 Riverport Drive, 15815 & 16201 25th Avenue West, and 333 & 777 Republic Drive.